Exhibit 99.1

ProPhase Labs to Present at LD Micro Invitational XI Virtual Conference

CEO Ted Karkus to Present at Conference on Thursday, June 10th, 2021

GARDEN CITY, NY, May 28, 2021 — ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, today announced that CEO Ted Karkus will present at the LD Micro Invitational XI virtual conference taking place June 8-10, 2021.

Ted Karkus, Chief Executive Officer, is scheduled to host a virtual presentation during the event as follows:

2021 LD Micro Invitational XI
Date: Thursday, June 10, 2021
Time: 1:00 p.m. EDT – Track 2
Webcast: https://ldmicrojune2021.mysequire.com

A live audio webcast and archive of the event presentation will be available using the webcast link above. For more information on the LD Micro Invitational XI, or to register for the event, please visit https://ldmicrojune2021.mysequire.com.

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company. The Company’s subsidiary, ProPhase Diagnostics, offers a broad array of clinical diagnostic insights and testing services at its CLIA certified laboratories. ProPhase Diagnostics serves patients with SARS-CoV-2 (COVID-19) through both saliva and nasal swab methods. Our methodology also has the capability to identify the possibility of mutations. Critical to COVID testing, results are provided in under 24 hours. ProPhase now also offers antigen tests for COVID-19 and polymerase chain reaction (PCR) for Influenza A and B and RSV. We also are currently developing an immunity test. ProPhase Labs researches, develops, manufactures, distributes, markets, and sells OTC consumer healthcare products and dietary supplements, including dietary supplements under the TK Supplements® brand. The Company actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products. For more information, visit www.ProPhaseLabs.com.

Investor Contact

Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
PRPH@mzgroup.us
www.mzgroup.us